                                                                   EXHIBIT 2.20




                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                               SEPTEMBER 11, 1998

                                      AMONG

                      INTEGRATED ELECTRICAL SERVICES, INC.,

                         DAVIS ACQUISITION CORPORATION,

                       DAVIS ELECTRICAL CONSTRUCTORS, INC.

                                       AND

                     JAMES B. STEPHENS, J. MICHAEL STEPHENS,
                      WILLIAM N. BYRD, JAMES C. HENDERSON,
                     J. LOWELL HUGHES AND WILLIAM M. SUMEREL

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

ARTICLE I     - The Merger............................................................................1
  Section 1.1   The Merger............................................................................1
  Section 1.2   Conversion of Shares..................................................................2
  Section 1.3   Surrender and Payment.................................................................2
  Section 1.4   Withholding Rights....................................................................2
  Section 1.5   Lost Certificates.....................................................................3
  Section 1.6   Other Documents to be Delivered Immediately Prior to the Effective Time...............3
  Section 1.7   Conditions to the Obligations of the Company Stockholders.............................4
  Section 1.8   Conditions to the Obligations of IES..................................................5
  Section 1.9   Termination...........................................................................5

ARTICLE II    - The Surviving Corporation.............................................................6
  Section 2.1   Certificate of Incorporation..........................................................6
  Section 2.2   Bylaws................................................................................6
  Section 2.3   Directors and Officers................................................................6

ARTICLE III   - Representations and Warranties of the Company Stockholders............................6
  Section 3.1   Organization and Qualification........................................................6
  Section 3.2   Capitalization; Ownership.............................................................7
  Section 3.3   Authorization.........................................................................8
  Section 3.4   Consents and Approvals; No Violation..................................................8
  Section 3.5   Affiliate Relationships...............................................................9
  Section 3.6   Financial Statements..................................................................9
  Section 3.7   Undisclosed Liabilities...............................................................9
  Section 3.8   Accounts and Notes Receivables........................................................9
  Section 3.9   Assets................................................................................10
  Section 3.10  Material Contracts; Commitments and Customers.........................................11
  Section 3.11  Operating Authority...................................................................11
  Section 3.12  Bank Account Information..............................................................12
  Section 3.13  Conduct of Business Since Company Unaudited Balance Sheet Date........................12
  Section 3.14  Litigation; Orders....................................................................12
  Section 3.15  Labor Matters.........................................................................12
  Section 3.16  Compliance with Laws..................................................................13
  Section 3.17  Insurance.............................................................................13
  Section 3.18  Environmental Matters.................................................................13
  Section 3.19  Taxes.................................................................................14
  Section 3.20  Employee Benefit Plans................................................................16
  Section 3.21  Brokerage Fees and Commissions........................................................18

ARTICLE IV    - Representations and Warranties of IES.................................................18
  Section 4.1   Organization and Qualification........................................................18
  Section 4.2   Capitalization........................................................................18
  Section 4.3   Authorization.........................................................................19

  Section 4.4   Consents and Approval; No Violation...................................................19
  Section 4.5   SEC Filings...........................................................................19
  Section 4.6   No Assurances.........................................................................20
  Section 4.7   Stockholder's Equity..................................................................20

ARTICLE V     - Additional Covenants and Agreements...................................................21
  Section 5.1   Reasonable Best Efforts...............................................................21
  Section 5.2   Certain Filings.......................................................................21
  Section 5.3   Public Announcements..................................................................21
  Section 5.4   Further Assurances....................................................................21
  Section 5.5   Notices of Certain Events.............................................................21
  Section 5.6   Release from Guarantees...............................................................22
  Section 5.7   Future Cooperation....................................................................22
  Section 5.8   Expenses..............................................................................22
  Section 5.9   Repayment of Related Party Indebtedness...............................................22
  Section 5.10  FIRPTA Certificate....................................................................23
  Section 5.11  Preparation and Filing of Tax Returns.................................................23
  Section 5.12  Antitrust Law Compliance..............................................................24
  Section 5.13  Conduct of Business Pending Closing...................................................25
  Section 5.14  Notification of Certain Matters.......................................................27
  Section 5.15  Vehicles..............................................................................27
  Section 5.16  Deferred Compensation.................................................................27
  Section 5.17  Stock Options.........................................................................28
  Section 5.18  Bonuses...............................................................................28
  Section 5.19  Certain Employees and Office..........................................................28
  Section 5.20  Tax Audit.............................................................................28
  Section 5.21  Life Insurance........................................................................29
  Section 5.22  Purchase of Assets....................................................................29
  Section 5.23  Airplane Lease........................................................................29
  Section 5.24  Stock Purchase Agreement..............................................................29
  Section 5.25  Removal of Stock Certificate Legend...................................................29

ARTICLE VI    - Indemnification.......................................................................30
  Section 6.1   Indemnification by the Company Stockholders...........................................30
  Section 6.2   Indemnification Related to Tax Liabilities............................................31
  Section 6.3   Indemnification by IES................................................................31
  Section 6.4   Indemnification Proceedings...........................................................32
  Section 6.5   Sole Remedy...........................................................................32
  Section 6.6   Limitations and Exceptions............................................................33
  Section 6.7   No Third Party Beneficiaries..........................................................33
  Section 6.8   Limitation Upon Indemnity.............................................................33
  Section 6.9   Punitive Damages......................................................................33

ARTICLE VII   - Noncompetition Covenants..............................................................33
  Section 7.1   Prohibited Activities.................................................................33
  Section 7.2   Equitable Relief......................................................................34
  Section 7.3   Reasonable Restraint..................................................................35

  Section 7.4     Severability; Reformation.............................................................35
  Section 7.5     Material and Independent Covenant.....................................................35
  Section 7.6     Materiality...........................................................................35

ARTICLE VIII   -  Applicable Securities Laws/Transfer Restrictions......................................35
  Section 8.1     Company Stockholders' Representations and Warranties Concerning Securities............36
  Section 8.2     Transfer Restrictions.................................................................36
  Section 8.3     Resales...............................................................................37

ARTICLE IX     -  Nondisclosure of Confidential Information.............................................37
  Section 9.1     General...............................................................................37
  Section 9.2     Equitable Relief......................................................................38
  Section 9.3     Non-Public Information................................................................38
  Section 9.4     Survival..............................................................................38

ARTICLE X       - Miscellaneous.........................................................................38
  Section 10.1    Governing Law.........................................................................38
  Section 10.2    Entire Agreement......................................................................38
  Section 10.3    Expenses and Fees.....................................................................38
  Section 10.4    Notices...............................................................................38
  Section 10.5    Successors and Assigns................................................................39
  Section 10.6    Survival of Representations and Warranties............................................39
  Section 10.7    Headings; Definitions.................................................................39
  Section 10.8    Amendments and Waivers................................................................40
  Section 10.9    Construction of Certain Provisions....................................................40
  Section 10.10   Severability..........................................................................40
  Section 10.11   Jurisdiction..........................................................................40
  Section 10.12   Waiver of Jury Trial..................................................................41
  Section 10.13   Specific Performance..................................................................41
  Section 10.14   Counterparts; Effectiveness...........................................................41
  Section 10.15   Mutual Indemnification Against Claims.................................................41
  Section 10.16   Definitions and Usage.................................................................41
  Section 10.17   Disclosure Schedule...................................................................45



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



                             EXHIBITS AND SCHEDULES

Exhibit A       Form of Employment Agreement
Exhibit B       Form of Opinion of Counsel to Company Stockholders
Exhibit C       Form of Certificate of Secretary of the Company
Exhibit D       Form of Company Stockholder Release
Exhibit E       Form of Company Director Resignation
Exhibit F       Form of Company Affiliate Letter
Exhibit G       Form of Company Stockholder Receipt
Exhibit H       Form of Cross-Receipt
Exhibit I       Form of Opinion of John F. Wombwell
Exhibit J       Form of Certificate of Secretary of IES and Acquisition
Exhibit K       Form of Stock Option Agreement

Schedule 2.3    Officers of Surviving Corporation
Schedule 3.1    Organization and Qualification of Company and Subsidiaries
Schedule 3.2(a) Ownership of Company Shares and Delivery Instructions
Schedule 3.2(b) Subsidiary Corporate History, Subsidiary Stock, Other Securities
                and Non-Corporate Entity Participation
Schedule 3.4    Company Consents and Approvals; No Violation
Schedule 3.5    Affiliate Relationships
Schedule 3.6    Company Financial Statements
Schedule 3.7    Company Undisclosed Liabilities
Schedule 3.8    Company Accounts and Notes Receivables
Schedule 3.9    Company Assets
Schedule 3.10   Material Contracts, Commitments and Customers
Schedule 3.11   Company Operating Authority
Schedule 3.12   Company Bank Account Information
Schedule 3.13   Company Conduct of Business
Schedule 3.14   Company Litigation; Orders
Schedule 3.15   Company Labor Agreements
Schedule 3.17   Company Insurance
Schedule 3.18   Company Disposal Sites
Schedule 3.19   Company Taxes
Schedule 3.20   Company Employee Benefit Plans
Schedule 3.21   Company Brokerage Fees and Commissions
Schedule 5.6    Company Stockholder Guarantees
Schedule 5.9    Repayment of Advances, Receivables and Loans
Schedule 5.11   Merger Consideration and Liability Allocations
Schedule 5.13   Conduct of Business
Schedule 5.15   Vehicles
Schedule 5.16   Deferred Compensation
Schedule 5.17   Stock Options
Schedule 5.18   Bonuses
Schedule 5.22   Purchase of Assets

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of September 11, 1998 among Integrated Electrical Services, Inc., a Delaware corporation ("IES"), Davis Acquisition Corporation, a South Carolina corporation and a wholly owned subsidiary of IES ("Acquisition"), Davis Electrical Constructors, Inc., a South Carolina corporation ("Company"), and James B. Stephens, J. Michael Stephens, William N. Byrd, James C. Henderson, J. Lowell Hughes and William M. Sumerel, who are all of the stockholders of the Company (together, the "Company Stockholders").

                                    RECITALS:

          WHEREAS, the Boards of Directors of IES and the Company have determined that the combination of IES and the Company is in the best interests of the stockholders of IES and the Company, respectively;

          WHEREAS, the Company Stockholders desire to sell to IES all of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens (as defined in Section 10.16), and the Company Stockholders agree to be bound by a covenant not to compete; and

          WHEREAS, IES desires to acquire such shares of capital stock of the Company as more fully set forth herein and enforce the covenant not to compete.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. (a) At the closing of the transactions contemplated by this Agreement (the "Closing") and upon delivery of the documents listed in Section 1.6, at the Effective Time (as hereinafter defined), Acquisition shall be merged (the "Merger") with and into the Company in accordance with the South Carolina Business Corporation Act, as amended ("South Carolina Law"), whereupon the separate existence of Acquisition shall cease, and the Company shall be the surviving corporation (the " Surviving Corporation").

          (b) Immediately following the delivery of the documents listed in
Section 1.6, the Company and Acquisition will file Articles of Merger (the "Certificate of Merger") with the South Carolina Secretary of State and make all other filings or recordings required by South Carolina Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the South Carolina

Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and Acquisition, all as provided under South Carolina Law.

          (d) The Closing of the transactions shall take place at the offices of Merline & Thomas, P.A. in Greenville, South Carolina, at 10:00 a.m. eastern standard time, on the first business day following the date first written above in this Agreement.

     SECTION 1.2. CONVERSION OF SHARES.  At the Effective Time:

                    (a) (i) the shares of common stock, $1.00 par value, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive, without interest, an aggregate of 214,046 shares of common stock, $0.01 par value, of IES ("IES Common Stock"), as equitably adjusted to give effect to any stock split, stock dividend or stock combination or reclassification of such shares occurring during the period from the date hereof to the Closing, and (ii) IES shall pay cash consideration equal to $49,814,605.00 less the amount of deferred compensation paid to Company Stockholders pursuant to Section 5.16, by wire transfer of immediately available funds to the accounts designated by Company (collectively, the "Merger Consideration"); and

                    (b) each share of common stock of Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.3. SURRENDER AND PAYMENT. At the Effective Time, the Company Stockholders will deliver to IES the certificates listed on Schedule 3.2(a) (the "Certificates") representing all of the outstanding shares of Company Common Stock, and IES will deliver, in exchange therefor, the Merger Consideration divided among the Company Stockholders in accordance with the written instructions provided in Schedule 3.2(a). The Certificates will be duly endorsed (or accompanied by duly execute powers), with signatures of those Company Stockholders not present at the Closing guaranteed by a commercial bank or by a member firm of the New York Stock Exchange (the "NYSE") for any Company Stockholder that is not present at the Closing of the Merger.

     SECTION 1.4. WITHHOLDING RIGHTS. Each of the Surviving Corporation and IES shall be entitled to deduct and withhold from the consideration otherwise payable to any Person (as defined in Section 10.16) pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local, or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or IES, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or IES, as the case may be, so long as the Surviving Corporation or IES actually pays over such withheld amounts to the proper authority.

     SECTION 1.5. LOST CERTIFICATES. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, IES will issue in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificates as contemplated by this Article I.

     SECTION 1.6. OTHER DOCUMENTS TO BE DELIVERED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME.

          (a) At the Closing and immediately prior to the Effective Time, the Company and the Company Stockholders will deliver to IES:

              (i) Employment Agreements (the "Employment Agreements"), each in the form attached hereto as EXHIBIT A, for each of the following employees of the Company: William N. Byrd, James C. Henderson, J. Lowell Hughes and William M. Sumerel;

              (ii) an opinion of counsel to the Company Stockholders in the form attached hereto as EXHIBIT B;

              (iii) a Certificate of the Secretary of the Company in the form attached hereto as EXHIBIT C;

              (iv) a release executed by the Company Stockholders in the form attached hereto as EXHIBIT D;

              (v) the resignations of the directors of the Company in the form attached hereto as EXHIBIT E;

              (vi) the minute book and corporate seal of the Company;

              (vii) letters from the affiliates of the Company in the form attached hereto as EXHIBIT F;

              (viii) receipts executed by the Company Stockholders in the form attached hereto as EXHIBIT G; and

              (ix) a cross-receipt executed by the Company Stockholders in the form attached hereto as EXHIBIT H.

          (b) At the Closing and immediately prior to the Effective Time, IES will deliver to the Company Stockholders:

              (i) the Employment Agreements executed by a duly authorized representative of Surviving Corporation for each of the employees listed in
     Section 1.6(a)(i) above;

              (ii) an opinion of John F. Wombwell, Esq., Senior Vice President, General Counsel and Secretary of IES in the form attached hereto as EXHIBIT I;

              (iii) a cross-receipt executed by IES in the form attached hereto as EXHIBIT H; and

              (iv) a Certificate of the Secretary of IES and Acquisition in the form attached hereto as EXHIBIT J.

     SECTION 1.7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY STOCKHOLDERS. The obligations of the Company Stockholders to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company Stockholders:

              (a) The representations and warranties of IES contained in this Agreement shall be true as of the Closing.

              (b) All of the obligations of IES to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed, including, without limitation, those set forth in Article I hereof.

              (c) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of South Carolina.

              (d) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

     SECTION 1.8. CONDITIONS TO THE OBLIGATIONS OF IES. The obligations of IES to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by IES.

              (a) The representations and warranties of the Company Stockholders contained in this Agreement shall be true as of the Closing.

              (b) All of the obligations of the Company and the Company Stockholders to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed, including, without limitation, those set forth in Article I hereof.

              (c) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of South Carolina.

              (d) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     SECTION 1.9. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing solely:

              (i) by mutual consent of IES and the Company Stockholders;

              (ii) by the Company Stockholders holding in the aggregate, a majority vote of the issued and outstanding shares of Company Common Stock on the one hand, or by IES, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated is due to (A) the failure of all waiting, review and investigation periods (and any extensions thereof) applicable to consummation of the Merger under the HSR Act to have expired or terminated or (B) the willful failure of the party seeking to terminate this Agreement to perform any of its material obligations under this Agreement to the extent required to be performed by it prior to the Closing;

              (iii) by the Company Stockholders, on the one hand, or by IES, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing or waiver of such default shall not have been made on or before the Closing; or

              (iv) by any party hereto if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

              (b) Termination of this Agreement (i) shall have no effect upon the Confidentiality Agreement dated May 18, 1998 between IES and Company and such Confidentiality Agreement shall survive the termination of this Agreement and continue in full force and effect and (ii) will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal costs and out of pocket expenses.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.1. CERTIFICATE OF INCORPORATION. The articles of incorporation of Company in effect at the Effective Time as amended by the Certificate of Merger shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.2. BYLAWS. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.3. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the director of Acquisition at the Effective Time shall be the sole director of the Surviving Corporation and (ii) the officers of the Surviving Corporation shall be as set forth on Schedule 2.3 hereto.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

          The Company Stockholders jointly and severally represent and warrant to IES as follows upon execution of this Agreement and as of the Effective Time:

     SECTION 3.1. ORGANIZATION AND QUALIFICATION. The Company, and each of its subsidiaries, if any, are listed on Schedule 3.1 (the "Subsidiaries"), and each is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted. The Company, and each of the Subsidiaries, is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such states in which the Company's or the Subsidiaries' failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.16). Schedule 3.1 contains a list of all jurisdictions in which the Company and each of the Subsidiaries is authorized or qualified to do business. The Company has heretofore delivered to IES true and complete copies of the articles of incorporation and bylaws of the

Company and each of the Subsidiaries, in each instance including any amendments thereto, as currently in effect.

     SECTION 3.2. CAPITALIZATION; OWNERSHIP. (a) The authorized capital stock of the Company consists of 500,000 shares of Company Common Stock, of which 62,500 shares are issued and outstanding (the "Company Shares"). The Company Shares are all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company. The Company Stockholders own the respective number of shares of Company Common Stock set forth on Schedule 3.2(a) attached hereto, free and clear of all Liens other than restrictions imposed by applicable securities laws. Each of the Company Stockholders has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred their respective shares of Company Common Stock. The delivery to IES of the Company Shares pursuant to the terms of this Agreement will transfer valid title thereto, free and clear of all Liens other than restrictions imposed by applicable securities laws. No Company Stockholder has or will have appraisal or similar rights as a result of the consummation of the transactions contemplated by this Agreement.

          (b) The authorized capital stock of each of the Subsidiaries consists of the number and type of shares of capital stock set forth on Schedule 3.2(b) (collectively, "Subsidiary Stock"). Schedule 3.2(b) also sets forth the number and type of shares of Subsidiary Stock which are issued and outstanding (collectively, "Subsidiary Shares"), the securities of any other corporation owned by the Company or any of the Subsidiaries, as well as the names of any joint venture, partnership or other noncorporate entity in which the Company or any of the Subsidiaries is a participant. The Subsidiary Shares are all of the issued and outstanding shares of capital stock of the Subsidiaries and are directly or ultimately owned by the Company, free and clear of any Liens other than restrictions imposed by applicable securities laws, and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Also set forth on Schedule 3.2(b) is a listing of all names under which the Company and the Subsidiaries have done business within the five
(5) year period ending on the date of this Agreement, as well as the names of all predecessors of the Company and the Subsidiaries, including the names of any entities from whom the Company or the Subsidiaries previously acquired significant assets within the five (5) year period ending on the date of this Agreement. There are, as of the date hereof, no Commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of any such Subsidiaries, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of any such Subsidiary.

     SECTION 3.3. AUTHORIZATION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Company Stockholders and the Board of Directors of the

Company have (a) determined that participating in the Merger is in the best interests of the Company and its stockholders and (b) approved this Agreement and the Merger. No other corporate proceedings on the part of the Company or the Company Stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the Company Stockholders of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and the Company Stockholders and, assuming that it has been duly executed and delivered by IES and Acquisition, constitutes the valid and binding obligation of the Company and the Company Stockholders, enforceable against the Company and the Company Stockholders in accordance with its terms.

     SECTION 3.4. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company or the Company Stockholders, nor the consummation by the Company or the Company Stockholders of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 10.16), except (i) the filing of a Certificate of Merger in accordance with South Carolina Law, (ii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement,
(iii) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement, (iv) approvals required pursuant to the HSR Act, or (v) as set forth on Schedule 3.4; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any material contract, commitment or similar agreement to which the Company or any of the Subsidiaries is a party, except (i) as set forth on Schedule 3.4 or (ii) for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 3.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of the Subsidiaries, or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. The Company is not, and the consummation of the transactions contemplated by this Agreement will not result, in violation of its Articles of Incorporation or Bylaws.

     SECTION 3.5. AFFILIATE RELATIONSHIPS. Except as set forth on Schedule 3.5, none of the Company Stockholders nor any affiliate of any of the Company Stockholders, and no director, officer or employee of the Company or any of the Subsidiaries, owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or any of the Subsidiaries or which the Company or any of the Subsidiaries is operating or using or the use of which is necessary for its business. Except for ownership of a publicly traded corporation not more than two (2%) percent of the capital stock of which is owned by a Company Stockholder, Schedule 3.5 includes a disclosure of any relationships which any of the Company Stockholders have, or any director, officer or employee, of the Company or any of the Subsidiaries has, with the Company or any of the Subsidiaries or any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company or any of the Subsidiaries. The Persons named on Schedule 3.5 are the only Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act of 1933, as amended (the "1933 Act").

     SECTION 3.6. FINANCIAL STATEMENTS. Attached as Schedule 3.6 are (a) the audited consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiaries as of and for the years ended September 30, 1995, 1996 and 1997 (the "Company Audited Financial Statements") and (b) the unaudited in-house consolidated balance sheet, statement of income and statement of cash flows of the Company and the Subsidiaries as of and for the nine months ended June 30, 1998 (the "Company Unaudited Financial Statements"). The Company Audited Financial Statements present fairly in all material respects the consolidated financial position, results of operations, and changes in financial position of the Company and the Subsidiaries as of the respective dates or for the respective periods to which they apply in accordance with United States generally accepted accounting principles except as provided therein, including notes thereto, consistently applied ("GAAP").

     SECTION 3.7. UNDISCLOSED LIABILITIES. Except for the liabilities set forth on Schedule 3.7 or as reflected, reserved against, or otherwise disclosed in the Company Unaudited Financial Statements, neither the Company nor any of the Subsidiaries had, at the date of the unaudited balance sheet included in the Company Unaudited Financial Statements (the "Company Unaudited Balance Sheet Date") and do not have, at the date hereof, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that may have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.8. ACCOUNTS AND NOTES RECEIVABLES. Schedule 3.8 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company and the Subsidiaries, including receivables from and advances to employees of the Company, employees of the Subsidiaries, and the Company Stockholders. Included in Schedule 3.8 is an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company and the Subsidiaries which are classified as current assets on the balance sheet as of the Company Unaudited Balance Sheet Date are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible. Except to the extent reflected on Schedule 3.8 or as reflected in the reserve for doubtful accounts, such accounts and notes are collectible in the amount shown on Schedule 3.8.

     SECTION 3.9. ASSETS. Schedule 3.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a book value for federal income tax purposes in excess of $5,000 (i) owned by the Company or the

Subsidiaries as of the Company Unaudited Balance Sheet Date and (ii) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for equipment with a term of six months or more and for all real property leased by the Company or the Subsidiaries and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiaries are situated. Schedule 3.9 indicates which of such assets listed on Schedule 3.9 that are currently owned, or were owned within the twelve (12) months preceding the date of this Agreement, by the Company Stockholders or affiliates of the Company or the Company Stockholders. IES and Acquisition are accepting all of the tangible assets, vehicles and other machinery and equipment of the Company and the Subsidiaries listed on Schedule
3.9 in "As Is, Where Is" condition without regard to any condition of merchantability or fitness for any particular purpose. All fixed assets used by the Company and the Subsidiaries that are material to the operation of the Company's and the Subsidiaries' business are either owned by the Company or the Subsidiaries or leased under an agreement identified on Schedule 3.9. All leases set forth on Schedule 3.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms subject to the Enforceability Exceptions (hereinafter defined).

     Schedule 3.9 contains true, complete and correct copies of all real property title reports and title insurance policies received or owned by the Company and the Subsidiaries. Schedule 3.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company and the Subsidiaries has devoted effort or expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or the Subsidiaries would require additional expenditures of capital.

     The Company and the Subsidiaries have good and marketable title to the tangible and intangible personal property and the real property owned and used in their business, including the properties identified on Schedule 3.9, subject to no mortgage, pledge, Lien, claim, conditional sales agreement, encumbrance or charge, except for Liens reflected on Schedule 3.9, Liens for current taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the appropriate public records in the jurisdictions in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's or the Subsidiaries' use of the property and except that enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion (collectively, the "Enforceability Exceptions").

     SECTION 3.10. MATERIAL CONTRACTS, COMMITMENTS AND CUSTOMERS. Schedule 3.10 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of
(i) all material contracts, commitments and similar agreements to which the Company or any of the Subsidiaries is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, Liens, pledges or other security agreements) which either cannot be canceled within 30 days or has a value of more than $20,000, and the Company Stockholders have delivered true copies of such agreements to IES and (ii) all customers representing 5% or more of the Company's and the Subsidiaries' revenues, taken as a whole, in any of the periods covered by the Company Audited Financial Statements or the Company Unaudited Financial Statements. Except as disclosed on Schedule 3.10, all such agreements are in full force and effect. In the three (3) year period ending on the date of this Agreement, none of the Company's or the Subsidiaries' customers or suppliers has canceled service or products, as appropriate. Except to the extent set forth on Schedule 3.10, (a) the Company and the Subsidiaries have complied with all material commitments and obligations and are not in default under any contracts and agreements and no notice of default has been received and (b) none of the Company's or the Subsidiaries' customers listed pursuant to
(ii) above has canceled or substantially reduced or is currently attempting or, to the Knowledge of Company Stockholders, threatening to cancel or substantially reduce its use of the Company's products or services. Except for cost-plus contracts, neither the Company nor any of the Subsidiaries is a party to any contract subject to a contractual right to price redetermination or renegotiation.

     SECTION 3.11. OPERATING AUTHORITY. Except as disclosed on Schedule 3.11, the Company and each of the Subsidiaries, as applicable, possess all material governmental licenses, permits, franchises, and other authorizations of any Governmental Authority ("Licenses") that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in any material respect relating thereto. Except as disclosed on Schedule 3.11, no proceeding is pending or, to the Company Stockholders' Knowledge, is threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Schedule 3.11 sets forth an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company or the Subsidiaries. The Licenses and other rights listed on Schedule 3.11 are valid, and the Company has not received any written notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on
Schedule 3.11 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect in a material respect the rights and benefits afforded to the Company by, any such Licenses or other rights.

     SECTION 3.12. BANK ACCOUNT INFORMATION. Schedule 3.12 contains an accurate list of the names and addresses of every bank and other financial institution in which Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto.

     SECTION 3.13. CONDUCT OF BUSINESS SINCE COMPANY UNAUDITED BALANCE SHEET DATE. Except as expressly contemplated by this Agreement and except as set forth on Schedule 3.13, since the Company Unaudited Balance Sheet Date, (a) the business and operations of the Company and the Subsidiaries have been conducted in the ordinary and usual course in all material respects in accordance with past practices, (b) neither the Company nor any of the Subsidiaries has paid or declared any dividend on, or made any distribution with respect to, or purchased or redeemed any of its capital stock or paid any bonus to any Company Stockholder and (c) no Company Material Adverse Effect has occurred and is continuing.

     SECTION 3.14. LITIGATION; ORDERS. Except as set forth on Schedule 3.14, as of the date hereof, there are no Actions pending or, to the Company Stockholders' Knowledge, threatened against the Company or any of the Subsidiaries. Except as set forth on Schedule 3.14, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of the Subsidiaries.

     SECTION 3.15. LABOR MATTERS. Except as set forth on Schedule 3.15, there are no agreements with labor unions or associations representing employees of the Company or any of the Subsidiaries. No material work stoppage against the Company or any of the Subsidiaries is pending or, to the Company Stockholders' Knowledge, threatened. Neither the Company nor any of the Subsidiaries has been or is involved in or, to the Company Stockholders' Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Subsidiaries (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.16. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.11, the conduct of the business by the Company and each of the Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws (as hereinafter defined) which are governed solely by Section 3.18), except for violations or failures so to comply, if any, that would not have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.17. INSURANCE. Schedule 3.17 sets forth a list of all insurance policies currently in effect issued in favor of the Company and the Subsidiaries which relate to their businesses, and all such policies are currently in force and effect. True and complete copies of all such policies have been delivered to IES. A true and complete list of all insurance loss runs and workers' compensation claims received for the past three (3) policy years has been delivered to IES. The insurance carried by the Company, which the Company Stockholders believe to be adequate in character and amount, is with insurers unaffiliated with any of the Company Stockholders or the Company. Except as set forth on Schedule 3.17, none of such policies is a "claims made" policy. Within the last five years, Company's insurance has not been canceled and the Company has not been denied coverage or experienced a substantial increase in premiums or substantial reduction in coverage from one policy period to the next period.

     SECTION 3.18. ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 3.18, other than violations that would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws. Except as disclosed on
Schedule 3.18, without limitation of the foregoing, there are no past, existing, pending or, to the Company Stockholders' Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by or to any Governmental Authority relating to any Environmental Laws with respect to the Company or any of the Subsidiaries, except for actions, suits, investigations, inquiries, proceedings, and obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as indicated on
Schedule 3.18, to the Company Stockholders' Knowledge (i) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned or leased by the Company and (ii) there is no asbestos or asbestos-containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned or leased by the Company. Except as disclosed on Schedule 3.18, neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Company or the Subsidiaries, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Company or any of the Subsidiaries operate, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement.

     SECTION 3.19. TAXES. (a) Except as set forth on Schedule 3.19, (i) the Company and each of the Subsidiaries have filed when due all Company Returns (as defined in Section 10.16), and have, except for Taxes that are being contested in good faith and set forth on Schedule 3.19, timely paid and discharged all Tax obligations shown thereon and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable but payment is not yet due, (ii) the Company Returns correctly and accurately reflect in all material respects the facts regarding the income, business and assets, operations, activities, status, or other matters of the Company and the Subsidiaries, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code (as defined in Section 10.16), relating to accuracy related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) neither the Company nor any of the Subsidiaries has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has either of them executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental agency any agreement now in effect extending the period for assessment or collection of any Taxes against the Company or any of the Subsidiaries. No Liens for Taxes exist upon the assets of the Company except Liens for Taxes that are not yet due. Within the past five (5) years, the Company is not and has not been, subject to Tax in any jurisdiction outside the United States. Except as disclosed on
Schedule 3.19, no litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the Knowledge of the Company or any Company Stockholder threatened. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any taxing authority. Except as disclosed on Schedule 3.19, no issues have been raised and remain pending by any taxing authority in connection with the examination of any Company Return. Except as disclosed on Schedule 3.19, all deficiencies asserted and assessments made, if any, as a result of or in connection with any examination have been paid in full or are fully reflected as a liability in the Company Audited Financial Statements or Company Unaudited Financial Statements. In the six (6) year period ending on the date of this Agreement, the Company was not a party to any income tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper taxing authority or are not yet due to be paid. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to or imposed with respect to any such Tax, including penalties for the failure to file any Tax return or report.

          (b) Except for the group of which the Company is currently the parent, neither the Company nor any of the Subsidiaries has within the past six years been a member of an affiliated group of corporations, within the meaning of
Section 1504 of the Code, other than as a common parent corporation.

          (c) None of the material assets of the Company or any of the Subsidiaries is property that the Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former
Section 168(f)(8) of the Code.

          (d) None of the assets of the Company or any of the Subsidiaries directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

          (e) None of the assets of the Company or any of the Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (f) Neither the Company nor any of the Subsidiaries has agreed to make, nor is any of them required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (g) Neither the Company nor any of the Subsidiaries has participated in, nor will any of them participate in prior to the Closing, an international boycott within the meaning of Section 999 of the Code.

          (h) Neither the Company nor any of the Subsidiaries has or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (i) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

          (j) None of the Company nor any Company Stockholder is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

          (k) The Company has not made, is not obligated to make and is not a party to any agreement that would require it to make any payment that is not deductible under Section 280G of the Code.

          (l) Other than luxury automobiles, no asset of the Company is subject to any provision of applicable law that eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type.

          (m) The Company is an "S corporation" as that term is defined in
Section 1361(a)(1) of the Code and since becoming an S corporation on October 1, 1995 has not incurred any federal income tax liabilities.

          (n) Schedule 3.19 identifies each Subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code. Each Subsidiary so identified has been a qualified subchapter S subsidiary at all times since the date shown on such schedule up to and including the date of Closing.

          (o) Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or
(ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     SECTION 3.20. EMPLOYEE BENEFIT PLANS. (a) Except for oral employment agreements terminable at will, Schedule 3.20 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in
Section 3(l) of ERISA, hereinafter a "Company Welfare Plan"), stock option, stock purchase, incentive, bonus, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company or any of the Subsidiaries has or may have any liability, whether or not heretofore terminated (all the foregoing being herein called "Company Benefit Plans"). The Company has delivered to IES an accurate list (which is set forth on Schedule 3.20) showing all officers and directors of the Company, listing all employment agreements with such officers and directors of the Company, listing all employment agreements with such officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) December 31, 1997 and (ii) the date hereof. The Company has provided to IES true, complete and correct copies of any written employment agreements for persons listed on Schedule 3.20. Since December 31, 1997, except as disclosed on Schedule 3.20, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. The Company has made available to IES true, complete, and correct copies of (1) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (4) each trust agreement, group annuity contract and service agreement relating to any Company Benefit Plan and
(5) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code.

          (b) All Company Benefit Plans are and have been administered in compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code, except where the failure to so administer the Company Benefit Plans or to comply with such laws would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Company Stockholders' Knowledge, threatened investigations by any governmental entity, termination proceedings, or other, suits or proceedings against or involving any Company Benefit Plan. All such plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to Schedule 3.20. Except as disclosed on Schedule 3.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.20 hereof.

          (c) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans or applicable law have been timely made. All accrued contribution obligations of the Company with respect to any Company Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet in the Company Unaudited Financial Statements.

          (d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer's plan" within the meaning of Section 413 of the Code.

          (e) (i) No "prohibited transaction" (under Section 4975 of the Code or
Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and
(ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan, other than, in the case of (i) and (ii), those that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f) Neither the Company nor any of the Subsidiaries maintains or contributes to any Company Welfare Plan that could not be unilaterally terminated by the Company or any of the Subsidiaries at any time without liability.

          (g) Except as set forth on Schedule 3.20, there are no assets of any Company Benefit Plan that are not readily tradeable on a national securities exchange, including the Nasdaq Stock Market.

     SECTION 3.21. BROKERAGE FEES AND COMMISSIONS. Except as set forth on
Schedule 3.21, neither the Company nor the Company Stockholders has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which IES or the Company shall incur any liability.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF IES

          IES represents and warrants to the Company Stockholders as follows upon execution of this Agreement and as of the Effective Time:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of IES and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and IES has the requisite corporate power to carry on its business as it is now conducted. IES is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which IES's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect (as defined in Section 10.16).

     SECTION 4.2. CAPITALIZATION. (a) The authorized capital stock of IES consists of 100,000,000 shares of IES Common Stock, 2,655,709 shares of restricted voting common stock and 10,000,000 shares of preferred stock. As of March 31, 1998, there were outstanding 21,759,627 shares of IES Common Stock (including no shares of treasury stock), 2,655,709 shares of restricted voting common stock, and no shares of preferred stock. All outstanding shares of capital stock of IES have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

          (b) The shares of IES Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right. The delivery of the Merger Consideration to the Company Stockholders pursuant to the terms of this Agreement will transfer valid title thereto, free and clear of all Liens.

     SECTION 4.3. AUTHORIZATION. The execution, delivery and performance by IES of this Agreement, and the consummation by IES and Acquisition of the transactions contemplated hereby, are within the corporate powers of IES and Acquisition and have been duly authorized by all necessary corporate action. No other corporate proceedings on the part of IES or Acquisition are necessary to authorize the execution and delivery of this Agreement or the consummation by IES and Acquisition of the transaction contemplated hereby. This Agreement has been duly authorized, executed and delivered by IES and Acquisition and constitutes the valid and binding obligation of IES and Acquisition enforceable against IES and Acquisition in accordance with its terms.

     SECTION 4.4. CONSENTS AND APPROVAL; NO VIOLATION. Neither the execution and delivery of this Agreement by IES and Acquisition, nor the consummation by IES and Acquisition of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental

Authority, except (i) the filing of articles of merger in accordance with South Carolina Law, (ii) compliance with any applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and foreign or state securities or Blue Sky laws, (iii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement or (v) approvals required pursuant to the HSR Act; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon IES or any of its subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 4.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to IES or any of its subsidiaries or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. Neither IES nor Acquisition is in violation of their Articles of Incorporation or Bylaws, and the consummation of the transactions contemplated by this Agreement will not result in violation of the Articles of Incorporation or Bylaws of either of them.

     SECTION 4.5. SEC FILINGS. (a) IES has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (the "IES SEC Filings") required to be filed by it under the 1934 Act and the rules and regulations thereunder.

          (b) As of its filing date, each IES SEC Filing complied as to form in all material respects with the applicable requirements of the 1934 Act.

          (c) As of its filing date, each IES SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) IES has previously delivered to the Company Stockholders copies of IES's prospectus, dated April 30, 1998, as supplemented (the "Prospectus"). As of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.6. NO ASSURANCES. IES and Acquisition represent that none of the following has been represented, guaranteed, or warranted to either of them by Company or Company Stockholders or their agents or employees, or any other person, expressly or by implication:

          (a) the profit to be realized, if any, as a result of the acquisition of the shares of Company Common Stock;

          (b) that the past performance or experience on the part of company, or any officer, director or affiliate, their partners, salesmen, associates, agents, or employees, or any other person, will in any way guarantee the actual results of the ownership of the shares of Company Common Stock; or

          (c) that any projections, budgets, forecasts or other forward looking information constitute a guarantee, representation or warranty that such predictions, forecasts or information can, or will, be achieved.

     SECTION 4.7. STOCKHOLDER'S EQUITY. IES and Acquisition represent that they are aware and understand that the transactions contemplated by this Agreement will cause a loss to Company and a reduction in Company's stockholder's equity.

                                    ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

     SECTION 5.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 5.2. CERTAIN FILINGS. The Company and IES shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

     SECTION 5.3. PUBLIC ANNOUNCEMENTS. Prior to Closing, unless required under law or regulation, without the prior consent of the other, which consent shall not be unreasonably withheld, none of the parties hereto will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or permit any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

     SECTION 5.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Acquisition, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 5.5 NOTICES OF CERTAIN EVENTS. Each of the Company, the Company Stockholders and IES shall promptly notify the other parties hereto of:

              (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

              (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting such party that relate to the consummation of the transactions contemplated by this Agreement; and

              (d) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.6. RELEASE FROM GUARANTEES. Following the Effective Time, IES and the Surviving Corporation shall use reasonable efforts to have the Company Stockholders released from the personal guarantees of the Company's indebtedness identified on Schedule 5.6. In the event that IES cannot obtain releases of any such guarantees on or prior to thirty (30) days subsequent to the Effective Time, IES shall pay off or otherwise refinance or retire such indebtedness.

     SECTION 5.7. FUTURE COOPERATION. The Company, Company Stockholders and IES shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Company Stockholders will cooperate and use their reasonable best efforts to have the present officers, directors and employees of and independent accountants to the Company cooperate with IES at and after Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time, including, without limitation, consent to the inclusion of any independent auditor's report in documents filed by IES under the 1933 Act or 1934 Act.

     SECTION 5.8. EXPENSES. IES and the Company Stockholders will each pay their own fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendment thereto; provided, however, that IES shall pay all expenses, including all attorneys' fees and filing fees, relating to any filings required pursuant to the HSR Act.

     SECTION 5.9. REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the Closing, (i) the Company Stockholders shall repay to the Company all amounts outstanding as advances to or receivables from the Company Stockholders and
(ii) the Company shall repay all amounts outstanding under loans to the Company from the Company Stockholders. Such advances, receivables and loans, and the amounts thereof, are listed on Schedule 5.9.

     SECTION 5.10. FIRPTA CERTIFICATE. Each Company Stockholder will deliver to IES a certificate to the effect that he is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

     SECTION 5.11. PREPARATION AND FILING OF TAX RETURNS.

          (a) The Company Stockholders shall file or cause to be filed all tax returns of Company for all taxable periods that end on or before the Closing, but in each case only after IES has reviewed such filings and consented thereto, which consent shall not be unreasonably withheld. Such Company tax returns shall be prepared by Elliott Davis & Company, Greenville, South Carolina.

          (b) IES shall file or cause to be filed all tax returns of Company for all taxable periods ending after the Closing.

          (c) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any tax returns, amended tax returns or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns; provided, however, that the Company shall bear all costs (other than costs subject to indemnity pursuant to this Agreement) of filing any such Company tax returns.

          (d) At the option of IES, the Company and each of the Company Stockholders will join with IES in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(10) Election"). The Company will be liable for any Tax under
Section 1374 of the Code caused in connection with the deemed sale of the Company's assets (including the assets of any qualified subchapter S subsidiary) caused by a Section 338(h)(10) Election. The Company Stockholders will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax returns to the extent permitted by applicable law. On or before March 15, 1999, the certified public accounting firm of Elliott Davis & Company, Greenville, South Carolina shall calculate each Company Stockholder's federal and state income taxes for calendar year 1998 both with a Section 338(h)(10) election and without a Section 338(h)(10) Election. If a Company Stockholder's federal and state income taxes calculated with a Section 338(h)(10) Election exceeds the Company Stockholder's federal and state income taxes without a Section 338(h)(10) Election, then IES shall have the opportunity to review such calculation and, if in agreement, shall pay the difference to such Company Stockholder within thirty (30) days following receipt of Elliot Davis & Company's written calculations to such account as the Company Stockholder shall direct. If the parties are unable to agree upon such calculation, they shall mutually pick an independent "Big Six" accounting firm to make such calculation, which calculation equally shall be binding upon both parties. The parties shall split equally the fees and expenses of such accounting firm.

          (e) The Company and the Company Stockholders agree that the Merger Consideration and the liabilities of the Company and its qualified subchapter S subsidiaries (plus other relevant items) will be allocated to the assets of the Company and its qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values set forth in Schedule 5.11 attached hereto. IES, the Company, the Subsidiaries, and the Company Stockholders will file all Tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

          (f) The Company and the Company Stockholders will not revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company and the Company Stockholders will not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. Notwithstanding the previous two sentences, the parties hereto recognize and acknowledge that the transactions contemplated by this Agreement will terminate Company's status as an S corporation within the meaning of Sections 1361 and 1362 of the Code.

          (g) The Company income tax returns for the taxable year ending as a result of the transactions in this Agreement shall be filed in accordance with
Section 1362(e)(3) of the Code and not in accordance with Section 1362(e)(2) of the Code.

          (h) For purposes of (a) filing the Company income Tax returns for the taxable year ending as a result of the transactions in this Agreement, and
(b) the calculations of each Company Stockholder's federal and state income Taxes for the calendar year with a Section 338(h)(10) Election, the Company and the Company Stockholders agree to make the election described in Section 1.1368-1(g)(2) of the Treasury Regulations if such election results in lower aggregate federal and state income Taxes for all Company Stockholders. Additionally, for purposes of the calculations of each Company Stockholder's federal and state income Taxes for the calendar year without a Section 338(h)(10) Election, the calculations will be make by either making or not making the election described in Section 1.1368-1(g)(2), whichever results in the lower aggregate federal and state income Taxes for all Company Stockholders, without regard to whether or not such election is actually made in the Company income Tax returns as described in the first sentence of this paragraph (h).

     SECTION 5.12. ANTITRUST LAW COMPLIANCE. Not later than five (5) business days after the date hereof, (a) the Company, (b) the Company Stockholders and
(c) IES shall prepare and file with the United States Department of Justice (the "Department") and the Federal Trade Commission (the "FTC") the notification and report form with respect to the transactions contemplated by this Agreement as required pursuant to the HSR Act. The Company, the Company Stockholders and IES shall each cooperate with the other in preparation of such filings and shall promptly comply with any reasonable request by the Department or the FTC for supplemental information and shall use their best efforts to obtain early termination of the waiting period under the HSR Act. IES shall pay all expenses, including all attorneys' fees and filing fees, relating to any filings required by the HSR Act.

     SECTION 5.13. CONDUCT OF BUSINESS PENDING CLOSING. (a) Between the date of this Agreement and the Closing, the Company Stockholders will, and will cause the Company to, except as set forth below on Schedule 5.13:

              (i) carry on their respective businesses in substantially the same manner as they have heretofore;

              (ii) use all commercially reasonable efforts to maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

              (iii) perform in all material respects all of their respective obligations under agreements relating to or affecting their respective assets, properties or rights;

              (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

              (v) use their commercially reasonable efforts to maintain and preserve their business organization intact, retain their respective present key employees and maintain their respective relationships with suppliers, customers and others having business relations with the Company;

              (vi) use reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities;

              (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the

     Knowledge and consent of IES (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of IES if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

              (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

              (ix) afford to the officers and authorized representatives of IES reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish IES with such additional financial and operating data and other information as to the business and properties of the Company as IES may from time to time reasonably request.

          (b) Except as disclosed on Schedule 5.13, between the date hereof and the Closing, the Company will not, without prior written consent of IES:

              (i) make any change in their Articles of Incorporation or Bylaws;

              (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

              (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem, or otherwise acquire or retire for value any share of its stock;

              (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of two percent (2%) of the Company's revenues for fiscal year ended September 30, 1997;

              (v) create or assume any mortgage, pledge or other Lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of two percent (2%) of the Company's revenues for fiscal 1997 necessary or desirable for the conduct of the businesses of the Company;

              (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

              (vii) negotiate for the acquisition of any business or the start-up of any new business;

              (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

              (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice;

              (x) amend or terminate any material judgment, permit, license or other right to the Company; or

              (xi) enter into any other transaction outside the ordinary course of its business.

          (c) None of the Company Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to, (iii) enter into any agreement or understanding with respect to, (iv) furnish any information to any person other than IES or its authorized agents relating to, or (v) allow to occur, any acquisition, purchase or sale of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

     SECTION 5.14. NOTIFICATION OF CERTAIN MATTERS. The Company Stockholders shall give prompt notice to IES upon obtaining Knowledge of (i) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of the Company Stockholders contained herein to be untrue or inaccurate and (ii) any failure of any Company Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. IES shall give prompt notice to the Company Stockholders of (i) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of IES contained herein to be untrue or inaccurate and (ii) any failure of IES to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     SECTION 5.15. VEHICLES. At Closing the parties to this Agreement agree that each Company Stockholder may purchase for cash from Company the vehicle used by such Stockholder as shown on Schedule 5.15 at the purchase price shown on
Schedule 5.15. Ownership of the vehicle that a Company Stockholder purchasers will be transferred at Closing to such Company Stockholder free and clear of all Liens by documents of title reasonably satisfactory to legal counsel for Company Stockholders.

     SECTION 5.16. DEFERRED COMPENSATION. Notwithstanding anything in this Agreement to the contrary, prior to the date of Closing, each party to this Agreement agrees that the Company shall pay in full all of its deferred compensation liability pursuant to the Incentive Plan of Davis

Electrical Constructors, Inc., dated March 6, 1989, as amended, in the amounts and to the employees shown on Schedule 5.16, subject to applicable withholding laws. The Company Stockholders receiving such deferred compensation payments hereby accept such payments in full settlement of all amounts due them pursuant to the Incentive Plan of Davis Electrical Constructors, Inc. and hereby release and discharge Company from all further liability under such plan, which plan is hereby terminated. In the event the Company does not have adequate cash to make such payments, then notwithstanding anything in this Agreement to the contrary, the parties to this Agreement agree that the Company may borrow the amount of money needed in order to pay in full such payments and such payments and borrowing shall not be deemed a breach of any representation, warranty or covenant of this Agreement.

     SECTION 5.17. STOCK OPTIONS. Effective as of the Closing, IES shall grant one hundred seventy-five thousand (175,000) options to acquire IES Common Stock in the amounts and to those employees listed on Schedule 5.17. Further, as soon as reasonably practicable following the Closing, IES shall deliver to each employee listed on Schedule 5.17 a stock option agreement in the form attached hereto as EXHIBIT K to evidence the grant of such options to such employees.

     SECTION 5.18. BONUSES. As a condition for IES to enter into this Agreement, IES has required that certain Company employees obtain a greater percentage of the Company Common Stock which the Company has effected by paying bonus compensation in the form of issuing shares of Company Common Stock. Prior to date of Closing Company shall issue shares of Company Common Stock as bonus compensation to those employees listed on Schedule 5.18 in the amount of shares listed on Schedule 5.18, subject to receipt of cash equal to applicable withholding requirements in accordance with law. The parties to this Agreement agree that such bonus shall eliminate in their entirety all bonuses that otherwise would be due any employee listed on Schedule 5.18 from Company for the fiscal year ended September 30, 1998, including, but not limited to bonuses payable pursuant to the Company's Amended and Restated Executive Bonus Plan. Company and Company Stockholders hereby terminate the Amended and Restated Executive Bonus Plan dated September 24, 1997 in its entirety effective as of the Closing. The bonused shares of Company Stock issued to employees listed on
Schedule 5.18 will be acquired by Acquisition pursuant to Sections 1.2 and 1.3.

     SECTION 5.19. CERTAIN EMPLOYEES AND OFFICES. IES and Company agree that Surviving Corporation shall continue to employ Scottie Woods and Frank Mew for at least sixty (60) days following Closing at their same salary; provided, however, that notwithstanding anything in this Agreement to the contrary, James
B. Stephens may, at anytime after the Closing, offer to employ and employ either or both Scottie Woods and Frank Mew. IES and Company agree that Scottie Woods and Frank Mew will continue to perform certain services for James B. Stephens during such sixty (60) day employment period. Further, during such sixty (60) day period James B. Stephens and Scottie Woods shall continue to have exclusive use of their current offices located in the Company office building in Greenville, South Carolina.

     SECTION 5.20. TAX AUDIT. In the event of an Internal Revenue Service, South Carolina Department of Revenue and Taxation or other tax authority audit of the Company for any period ending on or before the Closing, IES shall promptly notify the Company Stockholders of the audit. The Company Stockholders shall have the right to solely conduct the audit as well as the current Internal Revenue Service audit in existence at the date of this Agreement. However, in the event of a tax authority audit of the Company for any period for which IES, Acquisition or the Company may have to indemnify the Company Stockholders, IES and Company Stockholders shall have the right to jointly conduct the audit. IES shall not agree, and shall not allow Surviving Corporation to agree, to any adverse tax adjustment affecting the Company Stockholders without the prior written consent of James B. Stephens, if living, or the personal representative of his estate if he is deceased, which consent shall not be unreasonably withheld. The Company Stockholders shall not agree, and, if deceased, their personal representative shall not agree to any adverse tax adjustment affecting the Company, IES or Acquisition or requiring an indemnity payment by such parties without the prior written consent of IES, which consent shall not be unreasonably withheld.

     SECTION 5.21. LIFE INSURANCE. No later than ten (10) days after Closing, each Company Stockholder may purchase for cash any life insurance policy owned by the Company and insuring such Company Stockholder's life for such policy's cash surrender value. Further, no later than ten (10) days after Closing any Company Stockholder, or their designee, may purchase for cash any life insurance policy insuring such Company Stockholder's life that is collaterally assigned to Company for the amount owed to Company pursuant to such collateral assignment. If such policies are not purchased, the Company may terminate such policies and retain any proceeds received.

     SECTION 5.22. PURCHASE OF ASSETS. At or prior to Closing the parties to this Agreement agree that James B. Stephens may purchase for cash from Company the assets shown on Schedule 5.22 at the purchase price shown on Schedule 5.22. Ownership of such assets will be transferred at Closing to James B. Stephens free and clear of all Liens by documents of title reasonably satisfactory to legal counsel for Company Stockholders.

     SECTION 5.23. AIRPLANE LEASE. James B. Stephens and the Company hereby terminate, effective as of the Closing, that certain Airplane Lease Agreement between such parties relating to the Mitsubishi Solitaire Aircraft, Model MV2B40.

     SECTION 5.24. STOCK PURCHASE AGREEMENT. The Company Stockholders and the Company agree that the Stock Purchase Agreement dated March 6, 1989 among such parties is hereby terminated effective at the Closing.

     SECTION 5.25. REMOVAL OF STOCK CERTIFICATE LEGEND. At any time on or after the second anniversary of the Effective Time, IES shall promptly remove the legend described in Section 8.2 from any stock certificate evidencing the IES Common Stock upon the written request of the holder of any such stock certificate.

                                   ARTICLE VI

                                 INDEMNIFICATION

          The Company Stockholders and IES each make the following covenants:

     SECTION 6.1. INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, and hold harmless IES, the Company, and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives, and affiliates (the "IES Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, reasonable fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation) (collectively, "Damages"), as they are incurred resulting from, relating to or arising out of:

              (a) any breach of or any allegation or claim by a third party which, if true, would constitute a breach of any representation or warranty of Company Stockholders set forth herein or in the Schedules or certificates delivered in connection herewith;

              (b) any breach or non-performance, partial or total, by the Company or any of the Company Stockholders of any covenant or agreement of the Company (or any affiliate or subsidiary thereof) or the Company Stockholders (or any affiliate or subsidiary thereof) contained in this Agreement, other than Company obligations due after Closing; or

              (c) the remediation, cleanup, testing, analysis, removal, containment, treatment, storage, disposal, release or other action required by law or expense related to items, if any, set forth or described by
     Schedule 3.18.

          Notwithstanding anything in this Agreement to the contrary, any Damages or other indemnification amounts owed or incurred by Company Stockholders, on the one hand, or IES on the other hand, in this Agreement shall be reduced by (i) reserves established by Company as of June 30, 1998 with regard to a specific indemnity obligation, (ii) any insurance proceeds received by Surviving Corporation or IES, on the one hand, or the Company Stockholders, on the other hand, under insurance coverage; and (iii) any resulting tax benefits.

          Notwithstanding any provision to the contrary in this Agreement, in no event whatsoever shall the aggregate liability of the Company Stockholders, on the one hand, or IES, on the other hand, under this Agreement (including all costs, expenses and attorneys' fees paid or incurred by IES, the Company and/or the Company Stockholders in connection therewith or with respect to any indemnification or the curing of any and all misrepresentations or breaches under this Agreement) exceed $18,000,000; provided, however, that the foregoing limitation on liability shall not apply with respect to (i) indemnity obligations under Section 6.1(a) relating to Section 3.2, Section 3.19 hereof or
(ii) with respect to indemnity obligations under Section 6.3(a) relating to
Section 4.2(b) hereof or (iii) the failure of IES and/or Acquisition to pay all or any part of the Merger Consideration; (iv) with respect to any Damages that relate to or occur as a result of fraudulent misrepresentations or fraudulent actions; or (v) with respect to IES's obligations pursuant to Section 5.6.

     SECTION 6.2. INDEMNIFICATION RELATED TO TAX LIABILITIES. Except for any Tax under Section 1374 of the Code, the Company Stockholders shall retain liability, and shall indemnify IES, for the payment of any Tax liabilities with respect to the conduct of the business of the Company or the Subsidiaries during all periods ending as of the day immediately prior to the Effective Time. Notwithstanding any provision in this Agreement to the contrary, IES and Surviving Corporation shall pay and be responsible for all taxes under Section 1374 of the Code incurred by Company due to the transactions described in this Agreement, and Company's failure to have adequate Tax reserves for such Taxes shall not be deemed a breach of any representation, warranty or covenant in this Agreement. Further, if Section 5.20 hereof was complied with and a Company Stockholder's 1998 federal and/or state income Tax liability is subsequently increased by the Internal Revenue Service or any state income Tax authority above the greater of the amount of income taxes determined by Elliott Davis & Company (a) with a Section 338(h)(10) Election and (b) without a Section 338(h)(10) Election, as a result of a successful challenge to a purchase price reallocation resulting from the Section 338(h)(10) Election, IES will indemnify and hold harmless each Company Stockholder for any resulting income tax, penalties and interest within fifteen (15) days after such Company Stockholder has paid such additional income Tax.

     SECTION 6.3. INDEMNIFICATION BY IES. IES covenants and agrees that it will indemnify, defend, and hold harmless the Company Stockholders (the "Stockholder Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, reasonable fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), (collectively, "Damages"), as they are incurred, resulting from, relating to or arising out of:

              (a) any breach of or any allegation or claim by a third party which, if true, would constitute a breach of any representation or warranty of IES and/or Acquisition set forth herein or in the Schedules or certificates delivered in connection herewith; and

              (b) any breach or non-performance, partial or total, by IES of any covenant or agreement of IES (or any affiliate or subsidiary thereof) contained in this Agreement.

              (c) the failure of IES and Surviving Corporation to fulfill their obligations described in Section 5.6.

     SECTION 6.4. INDEMNIFICATION PROCEEDINGS. Promptly after a party indemnified pursuant to this Article VI ("Indemnitee") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("third party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within fifteen (15) days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought ("Indemnitor") of such claim by the third party. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. In the event of any Indemnitee Claim, Indemnitor, at its option, shall have the right to defend or settle, at its own expense and by its own counsel, any such matter so long as the Indemnitor pursues the same in good faith and diligently. If the Indemnitor undertakes to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Indemnitor and its counsel in the defense thereof and in any settlement thereof. Notwithstanding the foregoing, the Indemnitee shall have the right to participate in any matter through counsel of its own choosing at Indemnitee's own expense; provided that the Indemnitor's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. Except as set forth in the preceding sentence, after the Indemnitor has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnitor, in which event the Indemnitee shall be reimbursed by the Indemnitor for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnitor desires to accept a final and complete settlement of any such third party claim and the Indemnitee refuses to consent to any such settlement which contains a complete and irrevocable release of Indemnitee of all current and future claims related to or arising out of the matter in dispute, then the Indemnitor's liability under this Section with respect to such third party claim shall be limited to the amount so offered in settlement by said third party. If the Indemnitor does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnitor, and the Indemnitee may settle such matter, without the consent of the Indemnitor, and the Indemnitor shall immediately reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred (including all reasonable legal fees and expenses) by the Indemnitee in connection therewith as such amounts, liabilities, expenses and fees are incurred.

     SECTION 6.5. SOLE REMEDY. In the absence of fraud or fraudulent misrepresentation, the indemnification provisions set forth in this Article VI shall be the exclusive basis for the assertion of a monetary claim pursuant to the Agreement or for the breach of a representation or warranty made pursuant to this Agreement.

     SECTION 6.6. LIMITATIONS AND EXCEPTIONS. Notwithstanding any provision of this Agreement to the contrary, neither Company nor the Company Stockholders shall be liable or responsible in any manner to IES or Acquisition whether for indemnification or otherwise, except for the indemnity as expressly provided for in this Article VI. Neither party nor parties shall have any liability under this Article VI with respect to any Damages to the extent that such Damages are caused by the failure of the other party or parties to provide prompt notice as provided in Section 6.4.

     SECTION 6.7. NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the IES Indemnitees and the Stockholder Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.

     SECTION 6.8. LIMITATION UPON INDEMNITY. The Company Stockholders, on the one hand, and IES, on the other hand, shall be entitled to indemnification from the other under the provisions of this Article VI for all claims subject to indemnification by such party, but only after such time that the amount of, and to the extent that, such claims for which the Indemnitee is entitled to be paid exceed, in the aggregate, $500,000, (the "Indemnification Threshold") at which time the indemnifying parties shall be liable for all Damages in excess of (but not including) the Indemnification Threshold; provided, however, that the foregoing limitation on liability shall not apply with respect to (a) indemnity obligations under (i) Section 6.1(a) relating to Section 3.2, (ii) any item disclosed on Schedule 3.18 hereto and (iii) Section 3.19 hereof, or (b) indemnity obligations under Section 6.3(a) relating to Section 4.2(b), or (c) indemnity obligations under Section 6.2, or (d) obligations under Section 5.17, or (e) indemnity obligations under Section 6.3(c) relating to Section 5.6, or
(f) obligations under Section 5.11(d), or (g) the failure of IES and/or Acquisition to pay all or any part of the Merger Consideration; or (h) with respect to any Damages that relate to or occur as a result of fraudulent misrepresentations or fraudulent acts.

     SECTION 6.9. PUNITIVE DAMAGES. Notwithstanding anything in this Agreement, in the absence of fraud or fraudulent acts, no party hereto shall be entitled to any punitive damages from any other party hereto.

                                   ARTICLE VII

                            NONCOMPETITION COVENANTS

     SECTION 7.1. PROHIBITED ACTIVITIES. The Company Stockholders will not, for a period of five (5) years following the Effective Time, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person:

              (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business offering electrical contracting or instrumentation in direct competition with IES or any of its subsidiaries within 100 miles of where IES or any of its subsidiaries conducts business, including any territory serviced by IES or any of its subsidiaries (which subsidiaries, for purposes of this Article VII, shall include, without limitation, the Company) (the "Territory");

              (b) except for Scottie Woods and Frank Mew, call upon any Person who is, at that time, within the Territory, an employee of IES or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of IES or any of its subsidiaries;

              (c) call upon any Person who is, at that time, or which has been, within one (1) year prior to that time, a customer of IES or any of its subsidiaries within the Territory for the purpose of soliciting or selling electrical contracting or instrumentation services or products in direct competition with IES or any of its subsidiaries within the Territory;

              (d) call upon any prospective acquisition candidate, on any Company Stockholder's own behalf or on behalf of any competitor in the electrical contracting or instrumentation business, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by IES or any subsidiary thereof or for which, to the actual knowledge of such Company Stockholder after inquiry, IES or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

              (e) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons or as required by law or legal process.

          Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Company Stockholder from acquiring, as a passive investor with no involvement in the operations of the electrical contracting or instrumentation business, not more than two percent (2%) of the capital stock of a business providing services similar to those provided by IES whose stock is publicly traded on a national securities exchange or over the counter.

     SECTION 7.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to IES as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to IES for which it would have no other adequate remedy, each Company Stockholder agrees that the foregoing covenant may be enforced by IES by injunctions, restraining orders, and other equitable actions and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     SECTION 7.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article VII impose a reasonable restraint on the Company

Stockholders in light of the activities and business of IES on the date of the execution of this Agreement and the current plans of IES; but it is also the intent of IES and the Company Stockholders that such covenants be construed and enforced in accordance with the changing activities, business, and locations of IES and its subsidiaries throughout the term of this covenant.

     SECTION 7.4. SEVERABILITY; REFORMATION. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article VII are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     SECTION 7.5. MATERIAL AND INDEPENDENT COVENANT. The Company Stockholders acknowledge that their agreements with the covenants set forth in this Article VII are material conditions to IES's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Company Stockholder against IES or one of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by IES of such covenants. It is specifically agreed that the five (5) year period during which the agreements and covenants of each Company Stockholder made in this Article VII shall survive shall be computed by excluding from such computation any time during which such Company Stockholder is in violation of any provision of this Article VII. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereby by any party hereto.

     SECTION 7.6. MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

                                  ARTICLE VIII

                APPLICABLE SECURITIES LAWS/TRANSFER RESTRICTIONS

     SECTION 8.1. COMPANY STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES CONCERNING SECURITIES. As of the date hereof (which is the same date as the Effective Time), the Company Stockholders hereby make the following representations and warranties to and for the benefit of IES: (i) that the Company Stockholders have been provided with copies of the Prospectus and have been provided as much time and opportunity as they deemed appropriate to review and study such Prospectus, and to consult with IES regarding the merits and risks of the transactions contemplated by this Agreement; (ii) that the Company Stockholders have had adequate opportunity to ask questions of and receive answers from the officers of IES pertaining to the purchase of the IES Common Stock pursuant to the Merger, and (iii) all such questions have been answered to the satisfaction of the Company Stockholders, but receiving such information and receiving such answers does not diminish in any respect the representations, warranties and covenants of IES and Acquisition hereunder. The Company Stockholders acknowledge that the shares of IES Common Stock to be delivered to the Company Stockholders pursuant to this Agreement have not been registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The IES Common Stock to be acquired by such Company Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Company Stockholders are able to bear the economic risk of an investment in the IES Common Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each Company Stockholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. Each Company Stockholder is an "accredited investor" as defined in Rule 501(a) of the 1933 Act.

     SECTION 8.2. TRANSFER RESTRICTIONS. Unless otherwise agreed by IES, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 8.2 (or trusts for the benefit of the Company Stockholders or family members, or trusts in which a Company Stockholder is both the grantor and the beneficiary, the trustees of which so agree) and except in the event of the death of a Company Stockholder, for a period of two years from the date of this Agreement, none of the Company Stockholders shall sell, assign, exchange, transfer, appoint, or otherwise dispose of any shares of IES Common Stock received by the Company Stockholders pursuant to this Agreement. The certificates evidencing the IES Common Stock delivered to the Company Stockholders pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as IES may deem necessary or appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF IES, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE SECOND

     ANNIVERSARY OF THE EFFECTIVE TIME. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

     SECTION 8.3. RESALES. (a) In the event of the death of a Company Stockholder, to the extent that any Company Stockholder's estate desires to sell any IES Common Stock received by such Company Stockholder pursuant to this Agreement within a period of two (2) years from the date of this Agreement, IES shall, as soon as reasonably practicable, use reasonable efforts to register such stock for resale under its current acquisition shelf registration statement (or any successor acquisition shelf registration statement) and ensure that such registration statement remains available for resales of such stock.

          (b) With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the IES Common Stock received hereunder to the public without registration, IES agrees to use its reasonable efforts to:

              (i) make and keep public information regarding IES available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of two years and 3 months following the Effective Time; and

              (ii) file with the SEC in a timely manner all reports and other documents required of IES under the 1933 Act and the 1934 Act.

                                   ARTICLE IX

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     SECTION 9.1. GENERAL. The Company Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Surviving Corporation, such as lists of customers or employees, operational policies, and pricing and cost policies that are valuable, special, and unique assets of the Company and will be valuable, special, and unique assets of the Surviving Corporation. The Company Stockholders agree that for a period of two (2) years following the Closing they will not disclose such confidential information to any Person for any purpose or reason whatsoever (except such information as the Company Stockholders may be required to disclose to any Governmental Authority or to authorized representatives of IES or in accordance with legal process or in order to enforce the terms of this Agreement). In the event of a breach or threatened breach by the Company Stockholders of the provisions of this Section, IES shall be entitled to an injunction restraining the Company Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting IES from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     SECTION 9.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company, the Surviving Corporation, and/or IES would have no other adequate remedy, the Company Stockholders agree that the foregoing covenants may be enforced against them by injunctions, restraining orders, and other equitable actions and agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     SECTION 9.3. NON-PUBLIC INFORMATION. The Company Stockholders hereby acknowledge that if they become aware of "material non-public information" (as defined under applicable securities laws) regarding IES, that they will be required, under applicable securities laws, to refrain from trading in IES securities or disclosing any such information while such information is non-public.

     SECTION 9.4. SURVIVAL. The obligations of the parties under this Article IX shall survive the Closing of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

     SECTION 10.2. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein.

     SECTION 10.3. EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that IES shall pay all costs, including filing fees and attorneys' fees, with regard to the HSR filings.

     SECTION 10.4. NOTICES. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

If to IES or Acquisition, to:

          Integrated Electrical Services, Inc.
          515 Post Oak Blvd., Suite 450
          Houston, Texas 77027
          Attention: John F. Wombwell
          Fax Number:  (713) 860-1599

if to the Company or the Company Stockholders, to:

          Merline & Thomas, P.A.
          665 North Academy Street (before September 12, 1998)
          812 East North Street (on or after September 12, 1998)
          Greenville, SC 29601
          Attention:  John R. Thomas
          Fax Number:  (864) 242-5758

     SECTION 10.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except IES or Acquisition may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve IES or Acquisition of its obligations hereunder. This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

     SECTION 10.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties for a period of two years, following which date no party may bring any action or present any claim for a breach of any such representation or warranty, provided, however, that the representations and warranties in Sections 3.2, 3.19 and 4.2 and breaches that relate to or occur as a result of fraudulent misrepresentations or fraudulent acts and the obligations set forth in Section 5.11 and Section 6.2 will survive until the expiration of the applicable statute of limitations and be enforceable in accordance with
Article VI; and, provided further, that such limitations will not affect any claims pending at the time of such expiration for which timely written notice pursuant to this Agreement has been given.

     SECTION 10.7. HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean

Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     SECTION 10.8. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     SECTION 10.9. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement. It is agreed that neither party shall allege that a provision of this Agreement shall be construed against a party because such party drafted such provision.

     SECTION 10.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

     SECTION 10.11. JURISDICTION. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may only be instituted in any state or federal court in Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 10.4. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

     SECTION 10.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.14. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

     SECTION 10.15. MUTUAL INDEMNIFICATION AGAINST CLAIMS OF BROKERS. Each party agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party.

     SECTION 10.16. DEFINITIONS AND USAGE. For the purposes of this Agreement:

              "1933 Act" shall have the meaning specified in Section 3.5.

              "1934 Act" shall have the meaning specified in Section 4.4.

              "Acquisition" shall have the meaning specified in the introductory paragraph of this Agreement.

              "Actions" shall mean any actions, suits, arbitrations, inquiries, proceedings or investigations by or before any Governmental Authority.

              "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

              "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

              "CERCLA" shall have the meaning specified in Section 3.18.

              "Certificates" shall have the meaning specified in Section 1.3.

              "Certificate of Merger" shall have the meaning specified in
     Section 1.1(b).

              "Closing" shall have the meaning specified in Section 1.1(a).

              "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

              "Commitment" shall have the meaning specified in Section 3.2(a).

              "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

              "Company Audited Financial Statements" shall have the meaning specified in Section 3.6.

              "Company Benefit Plans" shall have the meaning specified in
     Section 3.20(a).

              "Company Common Stock" shall have the meaning specified in Section 1.2(a).

              "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, provided, however, that Company Material Adverse Effect (and the word "material" and phrases of like import) shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from general economic conditions or other conditions affecting the industry in which Company competes as a whole.

              "Company Pension Plans" shall have the meaning specified in
     Section 3.20(a).

              "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company or the Subsidiaries in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

              "Company Shares" shall have the meaning specified in Section
     3.2(a).

              "Company Stockholders" shall have the meaning specified in the introductory paragraph of this Agreement.

              "Company Unaudited Balance Sheet Date" shall have the meaning specified in Section 3.7.

              "Company Unaudited Financial Statements" shall have the meaning specified in Section 3.6.

              "Company Welfare Plan" shall have the meaning specified in Section 3.20(a).

              "Damages" shall have the meaning specified in Section 6.1.

              "Delaware Law" shall have the meaning specified in Section 1.1(a).

              "Department" shall have the meaning specified in Section 5.12.

              "disposal" or "disposed" shall have the meaning specified in
     Section 3.18.

              "Effective Time" shall have the meaning specified in Section
     1.1(b).

              "Employment Agreements" shall have the meaning specified in
     Section 1.6(a)(i).

              "Enforceability Exceptions" shall have the meaning specified in
     Section 3.9.

              "Environmental Laws" shall have the meaning specified in Section 3.18.

              "ERISA" shall have the meaning specified in Section 3.20(a).

              "FTC" shall have the meaning specified in Section 5.12.

              "GAAP" shall have the meaning specified in Section 3.6.

              "Governmental Authority" shall mean (a) the United States of America, (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

              "HSR Act" shall have the meaning specified in Section 1.7(d).

              "IES" shall have the meaning specified in the introductory paragraph of this Agreement.

              "IES Common Stock" shall have the meaning specified in Section 1.2(a).

              "IES Indemnitees" shall have the meaning specified in Section 6.1.

              "IES Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of IES and its subsidiaries, taken as a whole.

              "IES SEC Filings" shall have the meaning specified in Section 4.5(a).

              "Indemnification Threshold" shall have the meaning specified in
     Section 6.8.

              "Indemnitee" shall have the meaning specified in Section 6.4.

              "Indemnitee Claim" shall have the meaning specified in Section
     6.4.

              "Indemnitor" shall have the meaning specified in Section 6.4.

              "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person or such Person's officers, without investigation, inquiry or verification.

              "Licenses" shall have the meaning specified in Section 3.11.

              "Liens" shall mean all liens, mortgages, security interests, pledges, equities, claims, options, and other encumbrances of any kind.

              "Merger" shall have the meaning specified in Section 1.1(a).

              "Merger Consideration" shall have the meaning specified in Section 1.2(a).

              "NYSE" shall have the meaning specified in Section 1.3.

              "officer" means in the case of IES and the Company, any executive officer of IES or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

              "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

              "Prospectus" shall have the meaning specified in Section 4.5(d).

              "Qualified Plans" shall have the meaning set forth in Section 3.20(b).

              "RCRA" shall have the meaning specified in Section 3.18.

              "release" shall have the meaning specified in Section 3.18.

              "SEC" shall have the meaning specified in Section 4.5.

              "Section 338(h)(10) Election" shall have the meaning specified in
     Section 5.11(d).

              "Stockholder Indemnitees" shall have the meaning specified in
     Section 6.3.

              "Subsidiaries" shall have the meaning specified in Section 3.1.

              "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

              "Subsidiary Shares" shall have the meaning specified in Section 3.2(b).

              "Subsidiary Stock" shall have the meaning specified in Section 3.2(b).

              "Surviving Corporation" shall have the meaning specified in
     Section 1.1(a).

              "Tax" or "Taxes" shall have the meaning specified in Section 3.19(a).

              "Territory" shall have the meaning specified in Section 7.1(a).

              "third party" shall have the meaning specified in Section 6.4.

          A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.


     SECTION 10.17. DISCLOSURE SCHEDULE. Anything disclosed at any place in this Agreement or any Exhibit or Schedule shall be deemed to have been disclosed at all places for purposes of this Agreement and any and all Exhibits or Schedules to which said information relates.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       INTEGRATED ELECTRICAL SERVICES,
                                       INC.


                                       By:  /s/ JOHN F. WOMBWELL
                                           ------------------------------------
                                               Name:  John F. Wombwell
                                                      -------------------------
                                               Title: Secretary
                                                      -------------------------

                                       DAVIS ACQUISITION CORPORATION


                                       By:  /s  JOHN F. WOMBWELL
                                           ------------------------------------
                                               Name:  John F. Wombwell
                                                      -------------------------
                                               Title: President
                                                      -------------------------

                                       DAVIS ELECTRICAL CONSTRUCTORS,
                                          INC.


                                       By:  /s/ J. MICHAEL STEPHENS
                                           ------------------------------------
                                               Name:  J. Michael Stephens
                                                      -------------------------
                                               Title: President
                                                      -------------------------


                                        /s/ JAMES B. STEPHENS
                                       --------------------------------------
                                       James B. Stephens, Company Stockholder

                                        /s/ J. MICHAEL STEPHENS
                                       --------------------------------------
                                       J. Michael Stephens, Company Stockholder

                                        /s/ WILLIAM N. BYRD
                                       --------------------------------------
                                       William N. Byrd, Company Stockholder

                                        /s/ JAMES C. HENDERSON
                                       --------------------------------------
                                       James C. Henderson, Company Stockholder

                                        /s/ J. LOWELL HUGHES
                                       --------------------------------------
                                       J. Lowell Hughes, Company Stockholder

                                        /s/ WILLIAM M. SUMEREL
                                       --------------------------------------
                                       William M. Sumerel, Company Stockholder